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EXHIBIT 24.1

                                 LAW OFFICES OF
                                WARREN J. SOLOSKI
                           A PROFESSIONAL CORPORATION
                        11300 W. OLYMPIC BLVD., SUITE 800
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 477-9742

July 15, 2003


Board of Directors
FoneFriend, Inc.

I, Warren J. Soloski, have been retained to assist the Company in preparing its first (transitional) report on Form 10-KSB. I have reviewed the Form 10-KSB and believe that it fully complies with Regulation S-B, and the reporting requirements of Sections 13 and 15(d) of the Exchange Act.

/s/ Warren J. Soloski